EXHIBIT 1.2

EXECUTION COPY

ML ASSET BACKED CORPORATION
(Depositor)

Merrill Auto Trust Securitization 2008-1

TERMS AGREEMENT

July 22, 2008

To:
ML Asset Backed Corporation, as Depositor under the Sale and Servicing Agreement dated as of June 30, 2008 (the “Sale and Servicing Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

Re:	Underwriting Agreement dated July 22, 2008.

Title:	Merrill Auto Trust Securitization Asset-Backed Notes, Series 2008-1.

Principal Amount:	$348,953,000

Terms of the Notes:

Class	Original Principal Amount	Interest Rate

A-1	$67,900,000	2.91653%
A-2a	$58,200,000	4.270%
A-2b	$24,000,000	One Month LIBOR plus 1.15%
A-3a	$50,400,000	5.50%
A-3b	$46,000,000	One Month LIBOR plus 1.90%
A-4a	$32,880,000	6.150%
A-4b	$30,000,000	One Month LIBOR plus 2.20%
B	$23,384,000	6.75%
C	$16,189,000	7.11%

Ratings:

Class	Moody’s	Fitch	Standard & Poor’s

A-1	P-1	F1+	A-1+
A-2a	Aaa	AAA	AAA
A-2b	Aaa	AAA	AAA
A-3a	Aaa	AAA	AAA
A-3b	Aaa	AAA	AAA
A-4a	Aaa	AAA	AAA
A-4b	Aaa	AAA	AAA
B	Aa1	A+	A+
C	Baa3	BBB	BBB

Terms of Sale:  The purchase price payable by the Underwriters for the Offered Securities is $342,209,124.78 plus accrued interest, if any, at the related Interest Rate from the date of initial issuance.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

Underwriting Breakdown:

Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3a Notes	Class A-3b Notes	Class A-4a Notes	Class A-4b Notes	Class B Notes	Class C Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$61,100,000	$52,394,161	$21,605,839	$45,380,913	$41,419,087	$29,638,015	$27,041,985	$23,384,000	$16,189,000
J.P. Morgan Securities, Inc.	$3,400,000	$2,902,920	$1,197,080	$2,509,544	$2,290,456	$1,620,992	$1,479,008	N/A	N/A
Wachovia Capital Markets, LLC	$3,400,000	$2,902,920	$1,197,080	$2,509,544	$2,290,456	$1,620,992	$1,479,008	N/A	N/A
Total	$67,900,000	$58,200,000	$24,000,000	$50,400,000	$46,000,000	$32,880,000	$30,000,000	$23,384,000	$16,189,000

Underwriting Commissions:

Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriters will sell, and underwriting discounts for the Notes:

	Price to Public	Underwriting Discounts
Class A-1:	100.00000%	0.100%
Class A-2a:	99.99467%	0.125%
Class A-2b:	100.00000%	0.125%
Class A-3a:	99.98821%	0.170%
Class A-3b:	100.00000%	0.170%
Class A-4a:	99.97959%	0.240%
Class A-4b:	100.00000%	0.240%
Class B:	90.34652%	0.330%
Class C:	81.82324%	0.405%

Information Furnished by the Underwriters

For purposes of Section 1(a)(i) and Section 8 of the Underwriting Agreement the information in the Prospectus (or any amendment thereto), or any preliminary prospectus or the Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters shall be limited to the following:  the third and fourth paragraphs under the heading “Underwriting” in the prospectus supplement.

Loans:  The motor vehicle installment sales contracts sold by the Seller to the Depositor pursuant to the Receivables Purchase Agreement, dated as of June 30, 2008, between the Depositor, as purchaser, and MLBUSA, as seller, and conveyed by the Depositor to the Trust pursuant to the Sale and Servicing Agreement, are more fully described in Exhibit A to the Sale and Servicing Agreement.

Payment Dates: The 15th day (or, if such day is not a business day, the next succeeding business day) of each month, commencing with August 15, 2008.

Delivery Date and Location:  10:00 a.m., New York time, on or about July 25, 2008, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Sidley Austin LLP at 787 Seventh Avenue, New York, New York 10019.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Representative of the several Underwriters

By:	/s/ Ted Breck
Name: Ted Breck
Title: Authorized Signatory

CONFIRMED AND ACCEPTED
as of the date first written:

ML ASSET BACKED CORPORATION,
as Depositor

By:      /s/ Michael McGovern
Name:  Michael McGovern
Title:    Secretary

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